Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 7, 2026, relating to the combined financial statements of Siyata PTT, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Barzily and Co.

Barzily and Co.
Certified Public Accountants (Isr)

Jerusalem, Israel

August 25, 2026